Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter Fiscal Year 2009

GAAP Revenue up 34% Year-over-Year

Non-GAAP Revenue up 24% Year-over-Year

WESTFORD, Mass.--(BUSINESS WIRE)--January 22, 2009--NetScout Systems, Inc. (NASDAQ: NTCT):

Q3 FY 2009
	GAAP	Non-GAAP
Revenue	$72.0 million	$74.2 million
Net income	$7.9 million	$11.1 million
Net Income per share	$0.20	$0.27

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its third quarter of fiscal year 2009, ended December 31, 2008.

Total GAAP revenue for the third quarter of fiscal year 2009 was $72.0 million, and non-GAAP revenue was $74.2 million. Non-GAAP revenue excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value. Product revenue was $42.9 million on a GAAP basis and $43.2 million non-GAAP. Service revenue was $29.1 million GAAP and $31.0 million non-GAAP.

GAAP net income for the quarter was $7.9 million, or net income per diluted share of $0.20. GAAP income from operations was $13.3 million. On a non-GAAP basis, net income was $11.1 million, or $0.27 per diluted share, and non-GAAP income from operations was $18.4 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value, as well as share-based compensation expenses, amortization of acquired intangible assets, and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

“We are announcing results today slightly above the high end of our preliminary announcement earlier this month, primarily because operating expenses were lower than originally estimated. In addition, we are reiterating the raised guidance for the balance of the 2009 fiscal year. Order flow in our seasonally strong third quarter was good with bookings from our core vertical markets offsetting weakness in sectors more impacted by the economy,” said Anil Singhal, President and CEO of NetScout Systems. “We are entering our fiscal fourth quarter with good visibility, however, we remain cautious about the impact of the historic economic downturn on our business in fiscal 2010.”

Company and Financial Highlights for the Third Quarter 2009:

  During the quarter NetScout released a software upgrade fulfilling our promise to our customers to deliver a single software solution unifying the two product lines from the acquisition of Network General: nGenius® AFMON and Network General InfiniStream into the new nGenius InfiniStream platform.
  Strongest bookings came from financial services led by commercial banks and exchange and high-speed trading, telecommunications led by wireless carriers, government, healthcare and energy sectors.
  GAAP revenue increased 34% year-over-year and 5% sequentially as a result of the continued strong performance from wireless carriers, financials, and government. Non-GAAP revenue increased 24% year-over-year and 2% sequentially. Note: year-over-year comparisons to third quarter fiscal year 2008 include two months of Network General revenue following the acquisition on November 1, 2007.
  GAAP product revenue increased 19% year-over-year and 9% sequentially. Non-GAAP product revenue increased 19% year-over-year and 5% sequentially.
  GAAP service revenue increased 65% year-over-year and decreased 1% sequentially. Non-GAAP service revenue increased 31% year-over-year and decreased 3% sequentially.
  Non-GAAP operating margin improved to a record 25% driven principally by product cost improvement. GAAP operating margin was 18%.
  As of December 31, 2008, total cash and cash equivalents and short and long-term marketable securities were $119.2 million, versus $109.4 million at September 30, 2008.

Guidance

On January 6, 2009 NetScout raised its outlook for revenue and net income per diluted share for fiscal year 2009 ending March 31. GAAP revenue is now expected to be in the range of $266 million to $274 million, with GAAP net income per diluted share between $0.44 and $0.54, and non-GAAP revenue in the range of $278 million to $286 million, with non-GAAP net income per diluted share between $0.81 and $0.91. The fiscal year 2009 non-GAAP revenue expectation excludes the purchase accounting adjustment to fair value of approximately $11.8 million of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment , as well as share-based compensation expenses of approximately $4.8 million, amortization of acquired intangible assets of approximately $6 million, non-recurring integration expenses of approximately $1.7 million, and the related impact of these adjustments on the provision for income taxes of $9.3 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 81397934. A replay of the call will be available after 7:30 p.m. ET on January 22 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 81397934.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) is the industry leader in advanced network, application and service delivery management solutions. For over twenty years, NetScout has delivered breakthrough technology solutions that provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities have become vital, and increasingly strategic, to IT organizations. The world’s largest enterprises, government agencies, and service providers depend upon NetScout nGenius solutions to assure service delivery to their users by preventing disruptions and degradations. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2009 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2008	2007	2008	2007
Revenue:
Product	$42,940	$36,085	$117,370	$72,509
Service	29,110	17,656	84,148	38,757
Total revenue	72,050	53,741	201,518	111,266

Cost of revenue:
Product	10,755	11,627	33,158	21,483
Service	5,271	4,056	15,551	7,665
Total cost of revenue	16,026	15,683	48,709	29,148

Gross profit	56,024	38,058	152,809	82,118

Operating expenses:
Research and development	9,900	9,272	30,208	18,518
Sales and marketing	25,219	21,463	75,017	43,817
General and administrative	7,149	9,454	19,760	15,479
Amortization of acquired intangible assets	490	314	1,471	320
Total operating expenses	42,758	40,503	126,456	78,134

Income (loss) from operations	13,266	(2,445)	26,353	3,984
Interest and other income (expense), net	(1,267)	(1,343)	(4,448)	727

Income (loss) before income tax expense	11,999	(3,788)	21,905	4,711
Income tax expense (benefit)	4,064	(682)	7,531	1,886
Net income (loss)	$7,935	$(3,106)	$14,374	$2,825

Basic net income (loss) per share	$0.20	$(0.09)	$0.37	$0.08
Diluted net income (loss) per share	$0.20	$(0.09)	$0.35	$0.08
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	39,334	36,495	39,164	33,651
Net income (loss) per share - diluted	40,506	36,495	40,707	35,065

NetScout Systems, Inc.
Non-GAAP Financial Measures and Reconciliations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP Revenue	$72,050	$53,741	$201,518	$111,266
Product deferred revenue fair value adjustment	239	325	1,850	325
Service deferred revenue fair value adjustment	1,863	5,960	9,169	5,960
Non-GAAP revenue	$74,152	$60,026	$212,537	$117,551

GAAP Gross profit	$56,024	$38,058	$152,809	$82,118
Deferred revenue fair value adjustment	2,102	6,285	11,019	6,285
Shared-based compensation expense (1)	84	17	231	65
Amortization of acquired intangible assets (2)	995	768	3,002	977
Inventory fair value adjustment (4)	-	1,287	-	1,287
Integration expense (3)	37	438	323	438
Non-GAAP Gross profit	$59,242	$46,853	$167,384	$91,170

GAAP Income from operations	$13,266	$(2,445)	$26,353	$3,984
Deferred revenue fair value adjustment	2,102	6,285	11,019	6,285
Shared-based compensation expense (1)	1,222	343	3,601	1,056
Amortization of acquired intangible assets (2)	1,485	1,082	4,473	1,297
Inventory fair value adjustment (4)	-	1,287	-	1,287
Integration expense (3)	281	6,024	1,370	6,024
Non-GAAP Income from operations	$18,356	$12,576	$46,816	$19,933

GAAP Net income	$7,935	$(3,106)	$14,374	$2,825
Deferred revenue fair value adjustment	2,102	6,285	11,019	6,285
Shared-based compensation expense (1)	1,222	343	3,601	1,056
Amortization of acquired intangible assets (2)	1,485	1,082	4,473	1,297
Inventory fair value adjustment (4)	-	1,287	-	1,287
Integration expense (3)	281	6,024	1,370	6,024
Income tax adjustments (5)	(1,934)	(5,708)	(7,776)	(6,061)
Non-GAAP Net income	$11,091	$6,207	$27,061	$12,713

GAAP Diluted Net income per share	$0.20	$(0.09)	$0.35	$0.08
Share impact of non-GAAP adjustments identified above	0.07	0.26	0.31	0.28
Non-GAAP Diluted net income per share	$0.27	$0.17	$0.66	$0.36

Shares used in computing non-GAAP diluted net income per share	40,506	36,495	40,707	35,065

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$27	$2	$80	$23
Cost of service revenue	57	15	151	42
Research and development	278	80	889	264
Sales and marketing	532	152	1,573	473
General and administrative	328	94	908	254
Total share-based compensation expense	$1,222	$343	$3,601	$1,056

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$768	$3,002	$977
Operating expenses	490	314	1,471	320
Total amortization expense	$1,485	$1,082	$4,473	$1,297

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$302	$141	$302
Cost of service revenue	37	136	182	136
Research and development	69	645	246	645
Sales and marketing	77	794	276	794
General and administrative	98	4,147	525	4,147
Total integration expense	$281	$6,024	$1,370	$6,024

(4) Inventory Fair Value Adjustment:
Cost of Product Revenue	$-	$1,287	$-	$1,287
	$-	$1,287	$-	$1,287

(5) Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31	March 31
	2008	2008

Assets
Current assets:
Cash and cash equivalents	$63,204	$56,702
Marketable securities	25,353	10,465
Accounts receivable, net	45,979	32,048
Inventories	7,955	12,083
Refundable income taxes	5,751	5,036
Deferred income taxes	4,257	6,052
Prepaid expenses and other current assets	5,673	13,546

Total current assets	158,172	135,932

Fixed assets, net	13,965	16,729
Goodwill	131,754	131,802
Acquired intangible assets, net	61,095	65,569
Deferred income taxes	35,812	34,891
Long-term marketable securities	30,658	33,764
Other assets	1,542	2,250
Total assets	$432,998	$420,937

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,688	$9,207
Accrued compensation	22,719	23,594
Accrued other	7,067	7,805
Income taxes payable	5,076	1,065
Long-term debt, current portion	10,000	6,250
Deferred revenue	69,330	74,257

Total current liabilities	120,880	122,178

Other long-term liabilities	804	917
Accrued long-term retirement benefits	1,309	1,245
Long-term deferred revenue	7,476	6,764
Long-term debt, net of current portion	85,000	92,500
Total liabilities	215,469	223,604

Stockholders' equity:
Common stock	44	43
Additional paid-in capital	189,491	182,789
Accumulated other comprehensive gain (loss)	(635)	246
Treasury stock	(28,939)	(28,939)
Retained earnings	57,568	43,194

Total stockholders' equity	217,529	197,333

Total liabilities and stockholders' equity	$432,998	$420,937

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com